Contact:

Richard Sneider
Chief Financial Officer
Kopin Corporation
(508) 824-6696
rsneider@kopin.com

KOPIN ANNOUNCES SPECIAL COMMITTEE’S PRELIMINARY FINDINGS OF HISTORICAL STOCK OPTION GRANT REVIEW

TAUNTON, Mass., May 9, 2007 – Kopin Corporation (Nasdaq: KOPN) announced today that an independent Special Investigative Committee of its Board of Directors has issued its preliminary findings regarding Kopin’s previously announced voluntary review of its historical stock option grants.

Scope of Option Grant Review

The Company formed a Special Investigation Committee (“Special Committee”) to review past equity grants. This Committee reviewed equity grants made to officers, directors or employees on 34 different dates and numerous new-hire grants, all made between 1995 and 2005. To conduct its investigation, the Special Investigation Committee, with the assistance of Choate Hall and Stewart LLP, independent counsel to the Special Committee, took the following steps:

•	collected and reviewed available documents from Kopin’s active computer systems, backup tapes and paper files, and collected materials maintained by Kopin’s third party option administrator;
•	conducted interviews of key current and former Kopin employees, directors, and outside counsel;
•	retained forensic accountants to analyze the impact on the Company’s financial statements of compensation expense adjustments; and
•	analyzed stock option practices to develop recommendations for future changes.

The Special Committee and its counsel has received full cooperation from management and the Board of Directors as well as the Company’s advisors.

Special Committee Findings

The following is a summary of the key preliminary findings of the Special Committee:

•	the Company had no policy or practice of backdating grants;
•

the total number of stock options granted during the period was approximately 20.7 million (each of the grants made during this period were either year-end grants, mid-year grants, director grants, or new hire grants);

•	of the 34 grant dates (mentioned above) the Special Committee recommended new measurement dates for certain of these grants which were dated incorrectly;

•	in most cases, the Committee’s recommendation that measurement dates be revised is the product of administrative delay between approval and allocation of options;
•	in certain cases, the Committee’s recommendation that measurement dates be revised is the product of the selection of earlier grant dates;
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the Special Committee uncovered no information indicating that any person acted with conscious recognition that the backward selection of grant prices would violate any plan provision or would require the Company to incur compensation expense as a result thereof;

•	there was no indication that the Company sought or disregarded advice from its advisors; and
•	no issues were identified relating to grants received by members of the Board of Directors.

Remedial Actions and Reporting

Special Committee Recommendations; Board Action

The Special Committee’s preliminary recommendations include the following:

•	no employee should be terminated, demoted, or have their responsibilities reassigned or diminished;
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the Company should adopt a policy regarding the granting of “Fair Market Value” equity awards such that the fair market value used is the closing price of the common stock on the date on which the grant is approved by the Board of Directors or a committee of the Board, or if no such closing price is available, then the closing price on the next date on which there is a closing price;

•

equity awards should be made on a regularly scheduled basis. For example, the Company should specify that year-end awards are to be made at the December Board Meeting, and priced as of the date of that meeting. The Company should also specify that mid-year awards are to be made at the Board’s June meeting, and priced as of the date of that meeting. Alternatively, the Board and/or Compensation Committee could make awards at these times to be effective at some set date in the future (and the closing price on that future date) if the Company believes that this convention is preferable to avoid any appearance of spring loading;

•

the equity award process should be changed generally. With the exception of new hire awards, all awards should be approved by either the Board or the Compensation Committee as to the specific amounts and specific individuals;

•	the amount of time between when an employee is given an equity award and when that employee actually signs the equity award agreement should be decreased;
•	the practice of using unanimous written consents for granting equity awards should be discontinued;
•	all equity awards to new hires should be granted in connection with their offers of employment on a predetermined day of the month; and
•	the Company’s outside counsel should review equity awards to assure full compliance with all applicable laws and accounting standards.

As a result of the Sarbanes Oxley Act of 2002, the Company adopted new procedures which address a number of the topics covered by the Special Committee’s recommendations.

Financial Statements and Related Considerations

On May 3, 2007 the Special Committee delivered its preliminary findings to the Board of Directors that it believes that accounting adjustments to previously issued financial statements to reflect stock-based compensation at measurement dates different from the original measurement dates used for certain grants to employees are material and that in its view the Company will need to restate certain of its financial statements for the fiscal years 1995 through 2006 and the related interim periods. The Company is reviewing the preliminary findings of the independent investigation and has not yet determined the impact for any specific period or which periods will require restatement, nor has the Company determined the tax consequences that may result from these matters or whether any tax consequences will give rise to additional tax liabilities. Accordingly, on May 3, 2007 the Company and its Audit Committee determined that the financial statements, and the related reports of its independent registered accountants, and all earnings press releases and similar communications issued by the Company relating to the periods discussed above (fiscal years 1995 through 2006 and the related interim periods) should not be relied upon. The Company presently expects that it will be able to announce limited financial information for its financial results for the first quarter of fiscal 2007 and intends to prepare restated financial statements as soon as practicable.

About Kopin

Kopin Corporation produces lightweight, power-efficient, ultra-small liquid crystal displays and heterojunction bipolar transistors (HBTs) that are revolutionizing the way people around the world see, hear and communicate. Kopin already has shipped more than 20 million displays for a range of consumer and military applications including digital cameras, personal video eyewear, camcorders, thermal weapon sights and night vision systems. The Company’s unique HBTs, which help to enhance battery life, talk time and signal clarity, have been integrated into billions of wireless handsets as well as into WiFi, VoIP and high-speed Internet data transmission systems. Kopin’s proprietary display and HBT technologies are protected by more than 200 global patents and patents pending. For more information, please visit Kopin’s website at www.kopin.com.

KOPIN - The NanoSemiconductor Company™

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Safe Harbor Statement

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements involve a number of risks and uncertainties that could materially affect future results. These statements include, but are not limited to: any statements contained in this report regarding the Special Committee’s review; the planned restatement of the Company’s financial statements; the potential impact of such restatement; the identification of accounting errors or corrections; recommendations of the Special Investigative Committee or measures adopted by management and the Board of Directors; the expected announcement of limited financial information for the first quarter of fiscal 2007; the potential that Kopin may be unsuccessful in obtaining a continued stay of delisting; the potential that Kopin may not satisfactorily address questions posed by Nasdaq; and the potential that Kopin may not become current in its delinquent periodic reports or file any required restatements by any requisite time periods. Factors that might affect the actual results, performance or achievements include, among other things, the matters discussed in this report, the restatement of the Company’s financial statements, legal, accounting and regulatory developments relating to our stock option grants and accounting for those grants, potential claims or liability that may arise as a result of these matters, that the anticipated accounting adjustments could have negative tax implications for the Company, the effectiveness of remedial measures adopted by management and our Board of Directors, and other actions that may be taken as a result of the Special Investigative Committee review. In addition to the matters described in this report, risks and uncertainties are described from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no responsibility to update any of these forward-looking statements to reflect events or circumstances occurring after the date of this report.